Exhibit 23.3

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Infinity Distribution, Inc. of our report dated December 9, 2016 on our audit of the financial statements of Infinity Distribution, Inc. as of May 31, 2015 and 2016, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended May 31, 2016, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
May 30, 2017